     As filed with the Securities and Exchange Commission on July 6, 1994
     --------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

                             Registration Statement
                                   Under the
                             Securities Act of 1933

                               BLAIR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                    25-0691670
- ----------------------------           ------------------------------------
  (State of Incorporation)                  (I.R.S. Employer ID No.)

                220 Hickory Street, Warren, Pennsylvania  16366
                -----------------------------------------------
             (Address of Principal Executive Offices) (Zip Code)

                 Blair Corporation Employee Stock Purchase Plan
                 ----------------------------------------------
                            (Full Title of the Plan)

                                Giles W. Schutte
                     Executive Vice President and Treasurer
                               Blair Corporation
                               220 Hickory Street
                           Warren, Pennsylvania  16366
                           ---------------------------
                    (Name and Address of Agent for Service)

                                (814) 723-3600
                   ---------------------------------------
                   (Telephone Number, Including Area Code,
                            of Agent for Service)

                       CALCULATION OF REGISTRATION FEE
 _________________________________________________________________________________________________________

                                                 Proposed              Proposed
                                                 Maximum                Maximum
  Title of Securities    Amount to be            Offering              Aggregate             Amount of
   to be Registered       Registered          Price Per Share        Offering Price       Registration Fee*
 _________________________________________________________________________________________________________
   Common Stock          42,450 shares         $13.00                 $551,850             $190.29
 _________________________________________________________________________________________________________

* Calculated pursuant to Rule 457(h).


                        Page 1 of 7 sequential pages.
                     Exhibit Index at sequential page 6.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Blair Corporation (the "Company") with the U.S. Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994; and (c) from the date of filing of such documents, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a posteffective amendment to this Registration Statement that indicates that all securities covered by this Registration Statement have been sold or that deregisters all securities covered by this Registration Statement then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

The authorized capital stock of the Company consists of one class of 12,000,000 shares of Common Stock without nominal, or par, value (the "Common Stock"). As of June 24, 1994, 9,231,032 shares of the Common Stock were issued and outstanding and held by 3,117 holders of record. The Common Stock is listed for trading on the American Stock Exchange under the symbol "BL". The holders of shares of the Common Stock are entitled to one vote for each share held by them upon all matters presented for a vote of the stockholders. There is no cumulative voting for the election of directors. Holders of the Common Stock are entitled to dividends when and if declared at the discretion of the Board of Directors out of legally available funds, subject to the provisions of the Company's Certificate of Incorporation. In the event of the liquidation of the Company, the holders of the Common Stock are entitled to share ratably in the net assets of the Company remaining after provision for payment of liabilities. Holders of the Common Stock have no preemptive, subscription, redemption or conversion rights.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify its directors or officers and may purchase and maintain liability insurance for those persons as and to the extent permitted thereby.

The Company's Certificate of Incorporation requires the Company to indemnify its directors and officers to the extent permitted under Section 145 of the General Corporation Law of Delaware from and against all expenses, liabilities and other matters referred to in or covered by Section 145, both as to action in their official capacities and as to action in another capacity while holding such positions.

Article XXIII of the ByLaws of the Company, relating to indemnification of its directors and officers, is incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 1-878).

The Company maintains an insurance policy with total coverage of $15,000,000 that insures its directors and officers against damages, judgments and settlements arising from, and defense costs in connection with, claims for alleged wrongful acts in their respective capacities as directors and officers of the Company, except to the extent the Company has indemnified the directors and officers. The Company is entitled to reimbursements under the policy to the extent it has indemnified the directors and officers for covered losses.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable. No restricted securities are to be reoffered or resold pursuant to this Reqistration Statement.

ITEM 8.    EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index on page E-l of this Registration Statement, which Index is incorporated herein by this reference.

ITEM  9.   UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a posteffective amendment any of the securities being registered that remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1993, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Warren, State of Pennsylvania, on the 6th day of July, 1994.

                                        BLAIR CORPORATION

                                        By:   /s/ Giles W. Schutte
                                              ---------------------------

                                         Giles W. Schutte, Executive Vice
                                         President and Treasurer


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                                 Title                                 Date
          ---------                                 -----                                 ----
 /s/ David A. Blair                                Director                           July 6, 1994
 ------------------
 David A. Blair


 /s/ John L. Blair                                 Director                           July 6, 1994
 -----------------

              Signature                             Title                                 Date
              ---------                             -----                                 ----




 /s/ Robert W. Blair                               Director                           July 6, 1994
 -------------------
 Robert W. Blair


 /s/ Steven M. Blair                               Director                           July 6, 1994
 -------------------
 Steven M. Blair



 /s/ John O. Hanna                                Director                            July 6, 1994
 -----------------
 John O. Hanna


 /s/ Gerald A. Huber                              Director                            July 6, 1994
 -------------------
 Gerald A. Huber


 /s/ Murray K. McComas                  President and Chairman of the                 July 6, 1994
 ---------------------                        Board of Directors
  Murray K. McComas                     (Principal Executive Officer)




 /s/ Michael J. Samargya                            Director                          July 6, 1994
 -----------------------
 Michael J. Samargya


 /s/ Giles W. Schutte                     Executive Vice President,                   July 6, 1994
 --------------------                      Treasurer and Director
 Giles W. Schutte                         (Principal Financial and
                                             Accounting Officer)



 /s/ Blair T. Smoulder                             Director                           July 6, 1994
 ---------------------
 Blair T. Smoulder



 /s/ John E. Zawacki                               Director                           July 6, 1994
 -------------------
 John E. Zawacki

                                 EXHIBIT INDEX



           Exhibit Number                                                  Sequentially Numbered Page
           --------------                                                  --------------------------
                3(1)                  Composite Certificate of                            N.A.
                                      Incorporation of Blair
                                      Corporation [incorporated by
                                      reference to Exhibit 3(1) to the
                                      Registration Statement on Form
                                      S-8 of the Company dated June 24,
                                      1992 (SEC File No. 1-878)].




                4(1)                  Articles Fourth, Eighth and Ninth                   N.A.
                                      of Certificate of Incorporation
                                      of Blair Corporation [incorporated
                                      by reference to Exhibit 3(1) to the
                                      Registration Statement on Form S-8
                                      of the Company dated June 24, 1992
                                      (SEC File No. 1-878)].



                4(2)                  Articles III, XIII, XV, XVI,                        N.A.
                                      XVII, XVIII, XXI, XXII and
                                      XXIV[1] of the By-Laws of Blair
                                      Corporation [incorporated by
                                      reference to Exhibit 3 to the
                                      Annual Report on Form 10-K of the
                                      Company for the fiscal year ended
                                      December 31, 1993 (SEC File
                                      No. 1-878)].


                 24                   Consent of Ernst & Young to the                      7
                                      use of their opinion with respect
                                      to the financial statements
                                      incorporated by reference.